UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2007

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

405 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On November 30, 2007, the Bancorp, Inc. (the "Company"), completed its previously announced acquisition of Stored Value Solutions ("SVS"), a division of Bank First, a South Dakota banking corporation. The total consideration paid by the Company for SVS was $60,560,000, of which $48,448,000 was paid in cash and $12,112,000 was paid by the issuance of 722,733 shares of the Company's common stock. The Company derived the cash portion of the purchase price from existing resources and from the net proceeds of an issuance of $13,000,000 of trust preferred securities. A description of the other terms of the transaction is contained in the Company's current report on Form 8-K for July 13, 2007 incorporated herein by this reference.

SVS' business includes stored value card, automated teller machine sponsorship and credit and debit card merchant processing businesses.

Item 3.02.    Unregistered Sales of Equity Securities

For a description of the issuance of common shares of the Company in connection with its acquisition of SVS, see Item 2.01 of this Form 8-K which is incorporated herein by this reference. The transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof.

Item 9.01.    Financial Statements and Exhibits

(a)        Financial Statement of Business Acquired

The required financial statements will be filed with an amendment to this report within the time period required by Item 9.01(a)(4).

(b)        Pro Forma Financial Information

The required pro forma financial information will be filed with an amendment to this report within the time period required by Item 9.01(b)(2).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: December 06, 2007	By:	/s/ Martin F. Egan
Martin F. Egan
Chief Financial Officer, Senior Vice President and Secretary